Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post Effective Amendment No. 5 to the Registration Statement on Form S-11 of our report dated March 25, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for non-controlling interests discussed in Note 2, as to which the date is July 10, 2009, relating to the financial statements and financial statement schedule of Corporate Property Associates 17 – Global Incorporated, which appears in Corporate Property Associates 17 – Global Incorporated’s Current Report on Form 8-K/A dated July 20, 2009, and our report dated March 25, 2009 relating to the financial statements of BPLAST LANDLORD (DE) LLC, which appears in Corporate Property Associates 17 – Global Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts.”
/s/ PricewaterhouseCoopers LLP
New York, NY
July 22, 2009